Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Granite Ridge Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	Equity	common stock, par value $0.0001 per share	457(c)	138,583,928	$9.59	$1,329,019,869.52	0.00011020	$146,457.99
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$146,457.99
	Total Fees Previously Paid							$146,457.99
	Total Fee Offsets							$146,457.99(4)
	Net Fee Due							-

(1)	Consists of (i) 128,233,953 shares of Granite Ridge Resources, Inc. (the “Company” or “Granite Ridge”) common stock, par value $0.0001 per share (“Common Stock”) registered for sale by the selling stockholders named in this registration statement (the “Selling Securityholders” and, the shares sold thereby, the “Registrable Shares”) and (ii) 10,349,975 shares of Common Stock issuable upon the exercise of 10,349,975 Granite Ridge warrants to purchase Common Stock at an exercise price of $11.50 per share (the “Warrants” and, the shares of Common Stock that may be issued upon the exercise thereof, the “Warrant Shares”). The Registrable Shares were issued to the Selling Securityholders (as applicable to each) in accordance with the terms of, and transactions contemplated by, that certain Business Combination Agreement, dated as of May 16, 2022, by and among Executive Network Partnering Corporation (“ENPC”), Granite Ridge Resource, Inc., ENPC Merger Sub, Inc., GREP Merger Sub, LLC and GREP Holdings, LLC. The Warrant Shares were issuable upon exercise of the Warrants pursuant to the terms of that certain Assignment, Assumption and Amendment Agreement, dated as of October 24, 2022 (the “Warrant Agreement Amendment and Assignment”), by and among the Company, ENPC and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), as warrant agent. On June 22, 2023, Granite Ridge consummated an exchange offer (the “Offer”) relating to its previously outstanding warrants to purchase shares of Granite Ridge common stock. The Company also consummated the closing of the consent solicitation related to the Offer, which solicited consents from holders of its then-outstanding warrants to purchase Granite Ridge common stock at an exercise price of $11.50 per share (“Granite Ridge warrants”) to amend that certain Warrant Agreement, dated as of September 15, 2020, by and between ENPC and Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), as amended on March 24, 2021, by and between ENPC and Continental, and as assigned pursuant to the Assignment, Assumption and Amendment Agreement, dated as of October 24, 2022, by and between Granite Ridge, ENPC and Continental to permit the Company to require that each Granite Ridge warrant that is outstanding upon the closing of the Offer be exchanged for 0.225 shares of Granite Ridge common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendment, the “Warrant Amendment”). The Company issued 2,471,738 shares of Granite Ridge common stock in exchange for the Granite Ridge warrants tendered in the Offer. The Company also exercised its right, in accordance with the terms of the Warrant Amendment, to exchange each Granite Ridge warrant that was outstanding upon the closing of the Offer for 0.225 shares of Granite Ridge common stock per Granite Ridge warrant (the “Post-Offer Exchange”). The Post-Offer Exchange was consummated in July 2023, and subsequently, no Granite Ridge warrants remain outstanding.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $9.59, which was the average of the high and low prices of shares of Granite Ridge common stock on November 14, 2022 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission) on the New York Stock Exchange.

(4)	In connection with the initial filing of this Registration Statement on Form S-1 (File No. 333-268478) filed with the Securities and Exchange Commission on November 18, 2022, the Registrant paid a filing fee of $146,457.99. No filing fee is being transmitted herewith.